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                               E X H I B I T I O N
                                A G R E E M E N T


                  THIS EXHIBITION AGREEMENT, entered into this 5th day of April, 1999, by and between RMS Titanic, Inc., a corporation organized under the laws of the State of Florida and having its principal place of business at 17 Battery Place, New York, New York 10004 ("RMST") and Adamar New Jersey, Inc. D/B/A Tropicana Casino and Resort a corporation organized under the laws of the State of New Jersey and having its principal place of business at Brighton and the Boardwalk, Atlantic City, New Jersey 08401-6390 (the "Tropicana").

                  WHEREAS, RMST and Tropicana wish to work in association with one another to present an exhibition of artifacts recovered by RMST from the wreck site of the Titanic (the "Exhibition"), together with supporting material, subject to the terms and conditions of this Agreement.

                  NOW, THEREFORE, in consideration of the mutual covenants and conditions contained in this Agreement, the parties hereto agree as follows:

                  1. DEFINITIONS.

                  Except as otherwise indicated elsewhere in this Agreement, the following words and expressions shall have the following meanings:

                  1.2 "Exhibition Term" shall mean the period commencing May 29, 1999 and expiring on September 7, 1999.

                  1.3 Except as provided in Section 3.2 and 3.11 hereof, "Exhibitry" shall include, display cases, mountings, props, theatrical pieces, didactic and other panels, artwork, models, transportable walls and wall covering, electronic, audiovisual and computer equipment and software programs, and any and all other display items or elements contained in the Exhibition that can be removed from "Titanic: The Exhibition" currently presented on display at the Union Depot in St. Paul, Minnesota (the "St. Paul Exhibition"); provided, however, the following items are not included in the Exhibitry: (a) none of the dresses of survivors of the Titanic, or accompanying display cases; (b) none of the didactic or other panels relating to the connection of Minnesota residents to the Titanic; and (c) the wall of showering water upon which the footage of icebergs is displayed.

                  1.4 "Supporting Material" shall mean material relating specifically to the recovery of the Artifacts and other objects recovered by RMST from the wreck site of the Titanic, including but not limited to photographs and video footage, supplied by RMST.

                  1.5 "Venue" shall mean an area consisting of approximately 20,000 square feet known as the Grand Exhibition Center in the Tropicana.

                  2. THEMES AND DURATION OF THE EXHIBITION, AND RMST'S CONSULTATION
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                      RIGHTS.

                  2.1 The parties agree that the Exhibition will be presented in the Venue and will be substantially the same as the content of the St. Paul Exhibition, subject to design of the Exhibition for presentation within the dimensions of the Venue. In this regard, the parties acknowledge that the size and scope of the Exhibition may have to be reduced in view of the smaller size of the venue as compared to the St. Paul Exhibition.

                  2.2 The name of the Exhibition shall be "Titanic - The Exhibition" or such other name mutually agreed upon by the parties.

                  2.3 The Exhibition is to be produced by RMST, and will be advertised and promoted in such manner as will reasonably give recognition to RMST's production of the Exhibition.

                  2.4 Tropicana and RMST acknowledge that work on the design and construction of the Exhibition for presentation in the Venue will commence following the execution of this Agreement, and that the parties shall jointly be responsible for the design of the Exhibition, with Tropicana to have the responsibility of supervising the preparation of the Venue and any modifications to the St. Paul Exhibition as are mutually agreed upon. In connection with these matters, Tropicana acknowledges that RMST has sought, and intends to continue to seek, to preserve and promote the memory of the Titanic with dignity and respect, and with due regard to Titanic's historical and maritime significance. Tropicana accordingly agrees that the Exhibition will be designed in a manner that is consistent with RMST's desire to preserve and promote the memory of the Titanic, as described above. In furtherance of the foregoing, Tropicana agrees:

                           2.4.1 (a) The design of the Exhibition; (b) the
                  content of all marketing, advertising and public relations materials; (c) the plan for and personnel in charge of handling and installation of the Artifacts; and (d) the content of a pre-recorded audio tour of the Exhibition, as provided elsewhere herein, shall all be subject to review and written approval in advance by RMST, which approval shall not be unreasonably withheld.

                           2.4.2 Upon reasonable request of RMST, Tropicana will
                  provide reasonable access for RMST representatives to observe the preparation of the Venue for presentation of the Exhibition.

                  3. THE OBLIGATIONS OF TROPICANA.

                  Tropicana agrees to undertake the following obligations and to be solely responsible for payment of the costs thereof :

                  3.1 Make all arrangements, and obtain all rights, permits and licenses as may be required, for presentation of the Exhibition in the Venue, and in connection therewith, Tropicana


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represents and warrants that all improvements of the Venue will be completed sufficiently in advance of the opening of the Exhibition so as to permit the Exhibition to commence as scheduled;

                  3.2 Commission and supervise all design, construction and installation work relating to the presentation of the Exhibition in the Venue, including, but not limited to:

                           3.2.1 All lighting systems and equipment for
                  illumination of the galleries and ancillary exhibition areas.

                           3.2.2 All necessary galleries and ancillary areas,
                  including furniture and equipment for an Artifact retention area, box office, security, coat check, cash control, orientation theater, queuing area, concessions, and all other areas or improvements that may be required to properly display the Artifacts and present them in a manner that will allow the public to safely view them.

                           3.2.3 A display shall be designed and constructed for
                  the Big Piece to be fully immersed in water with appropriate chemical treatments and equipment so as to permit its proper conservation during the Exhibition Term. It is understood and agreed that the display of the Big Piece in the St. Paul Exhibition will not be utilized in the Venue and does not constitute part of the Exhibitry as defined by Section 1.3 hereof.

                  3.3 Develop and implement, in consultation with RMST, a comprehensive marketing, advertising, promotion and public relations plan for the Exhibition in a manner consistent with the Marketing Plan annexed hereto and
Schedule 3.3.

                  3.4 Develop and implement a comprehensive admissions and sales program including ticket sales, toll-free telephone sales, media and sales blitzes, box office, group sales, and other means to maximize attendance at the Exhibition.

                  3.5 Be responsible for the care and storage of the Artifacts and Supporting Material, including conservation inspections so as to protect the Artifacts from the elements, extreme lighting, temperature, humidity, unauthorized photography, filming or videotaping, or handling by unauthorized personnel in a manner that could damage the Artifacts.

                  3.6 Provide full insurance coverage for the Artifacts of Ten Million ($10,000,000) Dollars in assessed valuation from the time the Artifacts are delivered by RMST to Tropicana until thirty (30) days after the conclusion of the Exhibition or the return of the Artifacts to RMST, whichever occurs first, and full insurance coverage for the Exhibitry in an amount equal to no less than the actual costs of the Exhibitry. Notwithstanding the foregoing, RMST understands and agrees that Tropicana will not insure the Artifacts in transit.

                  3.7 Be responsible for all staffing and the daily operations of the Exhibition.


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                  3.8 Be responsible for the safety and security of the
Artifacts and Exhibitry from the time the Artifacts and Exhibitry are delivered by RMST to Tropicana and until returned to RMST.

                  3.9 Provide secure, pest-free storage for shipping crates.

                  3.10 Deinstall and remove the Exhibitry and Artifacts from the Venue within fifteen (15) days of the expiration of the Exhibition Term.

                  3.11 Construct and operate a ticket booth with an adequate number of attendants in an area adjacent to the Venue, it being acknowledged by the Tropicana that the ticket booth is not part of the Exhibitry.

                  4. RMST'S OBLIGATIONS.

                  RMST agrees to:

                  4.1 Commission and supervise de-installation of the Exhibitry and Artifacts from the St. Paul Exhibition and for the delivery thereof to the Venue no later than May 21, 1999.

                  4.2 Make available such Supporting Material as Tropicana shall reasonably require following consultation with RMST.

                  5. PAYMENT OF TICKET REVENUES

                  5.1 RMST shall be entitled to all ticket revenues derived from the Exhibition, less credit card fees. All ticket revenues shall be deposited by Tropicana on a daily basis into a segregated bank account to be established for RMST (the "Bank Account").

                  5.2 Tropicana shall maintain all books of accounts and all documents necessary to audit, review and verify ticket revenues, and will agree to allow authorized representatives of RMST to have reasonable access to such books and records, and to make such copies thereof as such representatives shall reasonably require.

                  6. MARKETING, ADVERTISING AND PUBLICITY.

                  6.1 RMST shall be fully consulted about and shall participate in the scheduling and details of all marketing, advertising and publicity activities relating to the Exhibition. RMST shall cooperate and not unreasonably withhold its consent to, or unreasonably refuse to participate in, promotional activities.

                  6.2 Tropicana shall make available to RMST any advertising or promotional material in advance of the utilization thereof by the Tropicana for the marketing or promoting the Exhibition. RMST shall make available to Tropicana any advertising or promotional material in


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advance of the utilization thereof by RMST for marketing or promoting the
Exhibition.

                  6.3 No advertising, promotional or other marketing materials may be used by Tropicana without RMST's prior written consent, which consent shall not be unreasonably withheld.

                  7. MERCHANDISING.

                  7.1 The parties acknowledge that RMST has entered into an agreement with Titanic Merchandise, Inc. ("TMI"), pursuant to which TMI is obligated to build-out, operate, staff and acquire the inventory for the merchandise shop at the Exhibition (the "Merchandise Shop"). It is further acknowledged that TMI has agreed to pay to RMST thirty (30%) of gross sales of the Merchandise Shop, less sales tax, credit card charges, check verification fees and returns (the "Merchandise Sales"). Tropicana acknowledges that it has no right to receive any portion of the revenues derived from the Merchandise Shop.

                  7.2 It is acknowledged that in addition to space of no less that 2,500 square feet within the Venue for the construction and establishment of a Merchandise Shop, Tropicana shall arrange for TMI to establish a satellite merchandise shop in the "concourse" area of the Tropicana as well as a kiosk on the boardwalk abutting the Tropicana.

                  7.3 It is agreed that the Exhibition Catalogue will be a customized version of the book "Titanic - Legacy of the World's Greatest Ocean Liner" by Susan Wels, with a new cover and approximately sixteen pages of material to be combined with the existing book contents so as to customize such book as an Exhibition catalogue.

                  8. SPONSORSHIP.

                  Tropicana and RMST shall seek corporate sponsors for the Exhibition that are not in conflict with the image of promoting science and education. RMST shall have the right to approve all sponsors for the Exhibition, which approval shall not be unreasonably withheld. No sponsor shall be granted any rights, other than sponsorship rights with respect to the Exhibition, without the prior written consent of RMST. Nothing in this Agreement shall be construed as authorizing the right to grant sponsorship arrangements for any activity or undertaking of RMST other than the Exhibition. Any and all payments received from sponsors of the Exhibition, less commissions paid in connection therewith, shall be divided equally between the Parties. The party which collects sponsorship revenue shall provide an accounting thereof to the other party within thirty (30) days of the receipt thereof, together with payment of such party's share of the sponsorship revenue, as reflected by the accounting. The parties acknowledge that RMST has entered into an agreement with Discovery Communications, Inc. ("Discovery"), pursuant to which it has been agreed that Discovery has the right to be a sponsor of the exhibitions of its Titanic artifacts, and that if Discovery desires to be a sponsor, such sponsorship shall be at no cost to Discovery. In the event that Discovery is a sponsor of the Exhibition, its logo shall appear in all


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promotional materials related to the Exhibition. Tropicana hereby acknowledges that the above arrangements with Discovery are acceptable.

                  9. AUDIO VISUAL RIGHTS.

                  9.1 Except for the sole purpose of the orientation theatre presentation to be made pursuant to Section 3.12 hereof and except for the sole purpose of promoting the Exhibition through the media (the "Promotional Work"), no television, video, film, music, photography or other audio visual rights, including but not limited to, telecommunication mediums such as the Internet, are granted by RMST to Tropicana. The parties further agree that the subject of the Promotional Work shall be limited to the Exhibition, and that subject to RMST's prior written consent, a reasonable portion of RMST's Supporting Material shall be made available for utilization in the Promotional Work. All rights and title to photographs of the Artifacts and RMST's Supporting Material shall be owned exclusively by RMST, and no rights or interests therein are hereby conferred upon Tropicana except as expressly set forth in this Agreement. RMST shall have the right to approve the content and form of the Promotional Work prior to the release thereof to the media, which consent shall not be unreasonably withheld. Any licensing fees that may be derived from the distribution of the Promotional Work shall be included in Ancillary Revenues under this Agreement. It is hereby acknowledged that RMST has granted Discovery a right of first negotiation to produce the Promotional Work, in the event that RMST intends to engage an outside producer to produce the same. Such right of first negotiation is for a period of not less than 30 days, commencing on the date that RMST first notifies Discovery that it intends to cause the production of the Promotional Work, and during such period RMST shall negotiate exclusively and in good faith with Discovery. If Discovery and RMST shall agree on terms in respect of such reel, and if RMST shall thereafter fail to enter into an agreement with Discovery with respect thereto, but shall instead reach agreement with a different media company on the same or less favorable terms (for RMST) as those agreed to with Discovery, RMST has agreed it shall permit Discovery the right to once again negotiate (for a period of 10 days) to produce the Promotional Work on such terms. Tropicana hereby acknowledges that the above agreements with Discovery are acceptable.

                  9.2 Any Internet site established by Tropicana to promote or advertise the Exhibition shall state that the Exhibition is presented by RMST in association with Tropicana and shall include, on the initial screen thereof, a hypertext link to RMST's internet site at the first reference to RMST. Any Internet site used by RMST shall include a reference, on the initial screen thereof, that the Exhibition is being presented at the Venue and shall include a hypertext link to the Internet site used by Tropicana to promote or advertise the Exhibition.

                  9.3 Except as set forth in Section 10.1 hereof, Tropicana will prohibit photography, videotaping, filming or other recording of the Exhibition and will take reasonable measures to inform visitors to the Exhibition of this prohibition. Tropicana shall eject any visitor to the Exhibition who refuses to comply with such prohibition, and shall use its best efforts to confiscate and photographic film or other recording of the Exhibition obtained by such visitor.

                  10. TICKET SALES.


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                  10.1 All ticket prices for the Exhibition shall be as follows, unless the parties mutually agree otherwise: Adults - $13.95; Seniors (60+) - $12.95; Youth (5-11 yrs.) - $6.95; School and camp groups (20 or more) - $5.50; and $11.95 adult groups of 20 or more.

                  10.2 Tickets shall be made available for sale in advance on a time-reserved basis, with a service charge of an outside ticket outlet to be mutually agreed upon (the "Service Charge") to be added to each ticket purchased in advance.

                  10.3 Tropicana shall be entitled to distribute thirty thousand (30,000) tickets to the Exhibition on a complimentary basis, free of any charges, for distribution to qualified recipients on Tropicana's existing mailing list (the "Qualified Recipients") and shall be entitled to purchase additional tickets to the Exhibition at a price of $8.50 (plus applicable taxes, if any) for distribution to Qualified Recipients.*

                  10.4 RMST shall be entitled to a copy of all of the data collected by Tropicana in connection with the sale of tickets hereunder, and Tropicana shall provide RMST with a weekly report of the number of tickets sold within each of the categories enumerated in this Section 11, and such other ticket price categories that may hereafter be established.

                  11. INDEMNITIES.

                  11.1 RMST agrees to indemnify, defend and hold harmless Tropicana, its subsidiaries, parent companies, affiliates, agents, and assigns and their respective agents, officers, employees, and directors, from and against any and all losses, damages, liabilities, claims, demands, suits and expenses that Tropicana may incur or be liable for as a result of any claim, suit or proceeding made or brought against Tropicana based upon, arising out of, or in connection with RMST's breach of any of its duties or obligations hereunder.

                  11.2 Tropicana agrees to indemnify, defend and hold harmless RMST, its subsidiaries, parent companies, affiliates, agents, and assigns and their respective agents, officers, employees, and directors, from and against any and all losses, damages, liabilities, claims, demands, suits and expenses that RMST may incur or be liable for as a result of any claim, suit or proceeding made or brought against Tropicana based upon, arising out of, or in connection with Tropicana's breach of any of its duties or obligations hereunder.

                  11.3 Each party shall give the other party prompt notice of any claim or suit coming within the purview of these indemnities. Upon the written request of any indemnitee, the indemnitor shall assume the defense of any claim, demand or action against such indemnitee, and shall upon the request of the indemnitee, allow the indemnitee to participate in the defense thereof, such participation to be at the expense of the indemnitee. Settlement by the indemnitee without the indemnitor's prior written consent shall release the indemnitor from the indemnity as to the claim, demand or action so settled.

*Tropicana agrees to run a television advertisement for the exhibit, pay for one half of the list of load in and load out of the exhibit to be located in the Grand Exhibition Center, and set up of the "Big Piece" described in the attached Exhibit A.

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                  12. TRADEMARK RIGHTS.

                  Neither party, by virtue of this Agreement, shall obtain or claim any right, title or interest in or to the other's name, trademark or logo, except the right to use as specified herein and hereby acknowledges and agrees that all such use shall inure to the benefit of the respective owner. It is expressly agreed that RMST shall be the sole and exclusive owner of all trademarks utilized for the Exhibition and of all Exhibition logos.

                  13. OBLIGATIONS UPON TERMINATION.

                  13.1 Within thirty (30) days of termination of the Exhibition Term, RMST at the request of Tropicana shall forthwith return to Tropicana or otherwise dispose of as Tropicana may direct all pamphlets, literature, photographs, catalogues, advertising material, specifications, cost estimates and other materials, documents and papers whatsoever belonging to Tropicana and sent to RMST relating to the Exhibition (other than correspondence between the Tropicana and RMST) which RMST may have in its possession or under its control, except that RMST shall have the right to retain one (1) copy of each of the foregoing for archival purposes.

                  13.2 Within thirty (30) days of termination of the Exhibition Term, Tropicana at the request of RMST shall forthwith return to RMST or otherwise dispose of as RMST may direct all pamphlets, literature, contractual documentation, photographs, catalogues, advertising material, specifications, cost estimates and other materials, documents and papers whatsoever belonging to RMST and sent to RMST relating to the Exhibition (other than correspondence between the Tropicana and RMST) which Tropicana may have in its possession or under its control, except that RMST shall have the right to retain one (1) copy of each of the foregoing for archival purposes.

                  13.3 If either party brings an action against the other to enforce any condition or covenant of this Agreement or for breach of its obligations under this Agreement, the prevailing party shall be entitled to recover from the other party its court costs and reasonable attorney's fees incurred in such action.

                  14. MISCELLANEOUS.

                  14.1 Other Documents. Each of the parties hereto shall execute and deliver such other and further documents and instruments, and take such other and further actions, as may be reasonably requested of them for the implementation and consummation of this Agreement and the transactions herein contemplated.

                  14.2 Parties in Interest. This agreement shall be binding upon and inure to the benefit of the parties hereto, and the successors and assigns of all of them, but shall not confer, expressly or by implication, any rights or remedies upon any other party.

                  14.3 Governing Law. This agreement is made and shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of New York, USA,


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without recourse to its conflict of laws principles. Any legal action or proceeding with respect to this Agreement shall be brought exclusively in the courts of the United States of America for the District where the defendant maintains its principal place of business, and by execution and delivery of this Agreement, Tropicana and RMST hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Tropicana and RMST hereby irrevocably waive, in connection with any such action or proceeding, (i) trial by jury, (ii) any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

                  14.4 Notices. All notices required to be given under the terms of this Agreement shall be in writing (including telegraphic, telex, and facsimile transmissions, provided that a copy thereof is also sent by certified or registered air mail on the same day as such telegraphic, telex or facsimile transmission) and shall be deemed to have been duly given if delivered to the addressee in person (and receipted on a copy of such notice), or transmitted, or mailed by certified or registered air mail, return receipt requested, as follows:

                  If to RMST, addressed to:

                  RMS Titanic, Inc.
                  17 Battery Place
                  Suite 203
                  New York, New York 10004
                  Attention:  George Tulloch, President
                  Fax No.: (212) 482-1912

                  If to Tropicana, addressed to:

                  Tropicana Casino and Resort
                  Brighton and the Boardwalk
                  Atlantic City, NJ  08401-6390
                  Attention: Corporate Counselor / Executive Offices Fax No.: (609) 340-4346

All such notices shall be effective upon the delivery thereof to the addressee in person or via telegraph, telex or facsimile, or if mailed, five (5) business days after the deposit thereof in the mails. Any party may change their respective addresses and fax numbers by giving notice as herein provided.

                  14.5 Entire Agreement. This Agreement contains the entire agreement between the parties and supersedes all prior agreements, understandings and writings between the parties with respect to the subject matter hereof and thereof. Each party hereto acknowledges that no representations, inducement, promises, or agreements, oral or otherwise, have been made by any party, which are not embodied herein or in an exhibit hereto, and that no other agreement,


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statement or promise may be relied upon or shall be valid or binding. Neither this agreement nor any term hereof may be changed, waived, discharged or terminated orally. This agreement may be amended or supplemented or any term hereof may be changed, waived, discharged or terminated by an agreement in writing signed by all parties hereto.

                  14.6 Assignability. This agreement shall not be assignable by either party hereto without the written consent of the other party hereto.

                  14.7 Severability. If any provision of the Agreement shall be held invalid or unenforceable, the remainder of this Agreement which can be given effect without such invalid or unenforceable provision shall remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall remain in full force and effect in all other circumstances.

                  14.8 No Waiver. The waiver by any party hereto of any breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

                  14.9 Force Majeure. If due to acts of God, insurrection, fire, elements, national emergency, or any other similar cause outside of the reasonable control of either party to this Agreement ("Force Majeure") the Exhibition is canceled, delayed or the performance of either party under the terms of this Agreement is made impossible, the parties agree that such cancellation, postponement or failure to perform shall not be considered a breach of this agreement. In such event, however, the parties agree to use their best efforts to reschedule the Exhibition.

                  14.10 Publicity. Each of the parties agree that no press announcement or press release in connection with this Agreement shall be made unless the other party hereto shall have given its written consent to such announcement (including the form thereof), which consent shall not be unreasonably withheld.

                  14.11 Confidentiality. RMST and Tropicana agree, as may be permitted by law, not to divulge or permit or cause their officers, directors, stockholders, employees or agents to divulge the substance of this Agreement except to their representatives and attorneys or as may otherwise be required by law in the opinion of counsel for the party required to make such disclosure. Additionally, during and after the Term of this Agreement, neither RMST nor the Tropicana shall disclose to anyone for any reason, without the prior written consent of the other, any marketing plans, strategies, results or other confidential information divulged to or learned by either party about the other from any source whatsoever, unless and until such information has generally become available to the public from sources other than the other party.

                  14.12 Independent Parties. Nothing in this Agreement is intended to create, nor shall anything herein be construed or interpreted as creating, an agency, a partnership, a joint venture or any other relationship between RMST and Tropicana except as expressly set forth herein, and both parties understand that, except as expressly agreed to herein, each shall be



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responsible for its own separate debts, obligations and other liabilities.

                  14.13 Remedies. Remedies provided to the parties by this Agreement are not exhaustive or exclusive, but are cumulative of each other and in addition to any other remedies the parties may have in law or equity.

                  14.14 Survival of Representations. The representations, warranties, indemnification, and confidentiality provisions set forth in this Agreement shall be continuing and shall survive the expiration of the Exhibition Term.

                  14.15 Headings. The captions and headings used herein are for convenience only and shall not be construed as a part of this agreement.

                  14.16 Counterparts. This agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same document.

                  IN WITNESS WHEREOF, the parties have executed this Agreement and affixed their hands and seal the day and year first above written.

RMS TITANIC, INC.                         TROPICANA INC.




By: /s/ George Tulloch                    By:  /s/ Pamela J. Popielarski
    -----------------------------              ---------------------------------
        George Tulloch, President                  Pamela J. Popielarski
                                                   President and General Manager


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ADDENDUM TO THE AGREEMENT BY AND BETWEEN ADAMAR OF NEW JERSEY, INC. D/B/A
TROPICANA CASINO AND RESORT ("TROPICANA") AND RMS TITANIC, INC. ("RMST") DATED APRIL 5, 1999 ("THE AGREEMENT").

The following terms and conditions are hereby added to the above referenced
Agreement:

1.       CASINO CONTROL COMMISSION APPROVAL

         The Agreement is subject to the provisions of the New Jersey Casino Control Act ("the Act") and the regulations promulgated by the New Jersey Casino Control Commission ("the Commission"). RMST agrees to provide such information as is necessary for the filing of a vendor registration form on its behalf, if RMST is not already vendor registered and further, agrees to apply for a casino service industry license if it is required to do so by the Commission. In the event Tropicana is prohibited from doing business with RMST by order of the Commission, this Agreement shall be terminated without any liability on the part of Tropicana.

2.   SUPERSEDING EFFECT

         The terms of this Addendum supersede the corresponding terms in the principal Agreement to the extent that a conflict exists. Except as expressly modified and amended herein, the terms, covenants, conditions and provisions of the Agreement shall remain in full force and effect.

In Witness Whereof, the parties have executed this Addendum this 5th day of April, 1999.


Adamar of New Jersey, Inc. d/b/a
Tropicana Casino and Resort

By:   _____________________________
         PAMELA J. POPIELARSKI
         President and General Manager

RMS Titanic, Inc.


By: ______________________________

Name: ____________________________

Title: ___________________________


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